Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Speizman Industries, Inc. (the “Company”) for the quarter ended March 29, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Robert S. Speizman, Chairman of the Board and President (Principal Executive Officer) of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, as of the date hereof, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2003

By: /s/ Robert S. Speizman Robert S. Speizman Chairman of the Board and President (Principal Executive Officer)